UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  November 3, 2014

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, Julie D. Klapstein notified The Standard Register Company (the “Company”) that she was resigning from the Board of Directors, effective immediately. At the time of her resignation, Ms. Klapstein was a member of the Corporate Governance & Nominating Committee, Audit Committee, Compensation Committee and the Section 162(m) Subcommittee.  A copy of Ms. Klapstein’s notice of resignation is attached as Exhibit 99.1.  Although not stated in her notice, we understand that Ms. Klapstein’s resignation was based in whole or in part on her recent disagreement with the manner in which the Company and the Board addressed a personnel issue involving alleged noncompliance with certain Company policies.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

99.1

E-mail from Julie Klapstein to David Clarke, dated November 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: November 7, 2014	By: /s/Gerard D. Sowar
Gerard D. Sowar, Executive Vice President, General Counsel and Secretary